Form of Option for Non-Employee Directors

Gramercy Property Trust Inc.

2015 Equity Incentive Plan

NONQUALIFIED STOCK OPTION AGREEMENT

SUMMARY OF NONQUALIFIED STOCK OPTION AWARD

The Board of Directors of Gramercy Property Trust Inc. (the “Board”) has determined to grant to you a nonqualified stock option to purchase shares of common stock of Gramercy Property Trust Inc. (the “Company”) under the Gramercy Property Trust Inc. 2015 Equity Incentive Plan (the “Plan”).  The terms of the award are set forth in the Nonqualified Stock Option Agreement (the “Agreement”) provided to you.  The following provides a summary of the key terms of the Agreement; however, you should read the entire Agreement, along with the terms of the Plan, to fully understand the Agreement.

Grantee:	__________________
Date of Grant:	__________________
Total Number of Shares Granted:	__________________
Exercise Price Per Share:	$_________________
Exercisability Schedule:	100% vested and exercisable on the Date of Grant
Term/Expiration Date*:	__________________

*Unless terminated earlier in accordance with the terms of the Agreement and the Plan.

Form of Option for Non-Employee Directors

Gramercy Property Trust Inc.

2015 Equity Incentive Plan

NONQUALIFIED STOCK OPTION AGREEMENT

This NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), dated as of _____ __, 20__ (the “Date of Grant”), is delivered by Gramercy Property Trust Inc., a Maryland corporation (the “Company”) to __________ (the “Grantee”).

RECITALS

A.The Gramercy Property Trust Inc. 2015 Equity Incentive Plan (the “Plan”) provides for the grant of options to purchase shares of common stock of the Company.

B.The Board of Directors of the Company (the “Board”) has decided to make a nonqualified stock option grant under the Plan to the Grantee, which the Board has determined is part of the compensation package for the 2015 calendar year to the Grantee as a non-employee member of the Board of Directors of the Company.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Option.  Subject to the terms and conditions set forth in this Agreement and in the Plan, the Board hereby grants to the Grantee a Nonqualified Stock Option (the “Option”) to purchase _______ shares of common stock of the Company (“Shares”) at an exercise price of $_____ per Share.  The Option shall be fully and immediately exercisable on the Date of Grant.

2. Term of Option.

The Option shall have a term of ten (10) years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

The Option will terminate automatically upon the happening of the first of the following events:

Other than Disability, Death or Cause.  If the Grantee ceases to provide service as a Non-Employee Director (as defined in the Plan) of the Company for any reason other than Disability (as defined below), death or for Cause (as defined below), the Option held by the Grantee may be exercised at any time prior to the earlier of the expiration date of the Option or the expiration of the 90-day period following the Grantee’s ceasing to provide service as a Non-Employee Director of the Company.

Disability.  If the Grantee ceases to provide service as a Non-Employee Director of the Company due to the Grantee’s Disability, the Option may be exercised at any time prior to the earlier of the expiration date of the Option or the expiration of the one year period following the Grantee’s ceasing to provide service as a Non-Employee Director on account of Disability.

Death.  In the event of the death of the Grantee while serving as a Non-Employee Director, or during the 3-month period following the date the Grantee ceases to provide service as a Non-Employee Director under clause (i) above, the Option may be exercised by the personal representative of the Grantee’s estate, or the personal representative under applicable law if the Grantee dies intestate, at any time prior to the earlier of the expiration date of the Option or the expiration of the one year period following the date the Grantee ceases to provide service as a Non-Employee Director.

Cause.  In the event the Grantee ceases to provide service as a Non-Employee Director for Cause, the Option will terminate on the date of the Grantee ceases to provide service as a Non-Employee Director for Cause.

In no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant.

3. Exercise Procedures.

Subject to the provisions of Paragraph 2 above, the Grantee may exercise part or all of the exercisable Option by giving the Company irrevocable written notice of intent to exercise on a form provided by the Company and delivered in the manner provided in Paragraph 13 below, specifying the number of Shares as to which the Option is to be exercised.  Payment of the exercise price must be made prior to the issuance of the Shares.  The Grantee shall pay the exercise price (i) in cash, (ii) with the approval of the Board, by delivering Shares, which shall be valued at their Fair Market Value on the date of delivery, or by attestation (on a form prescribed by the Board) to ownership of Shares having a Fair Market Value on the date of exercise equal to the exercise price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) with approval of the Board, by a “net exercise” in accordance with the procedures established by the Board, (v) by such other method as the Board may approve, to the extent permitted by applicable law or (vi) by any combination of the foregoing.  The Board may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as the Company’s counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.  The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Company deems appropriate.

All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.

4. Definitions. Whenever used in this Agreement, the following terms will have the meanings set forth below:

“Cause” shall mean (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the written policies and practices of the Company and the Board; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or its subsidiaries, or any affiliate thereof; (iv) fraud, misappropriation or embezzlement; (v) acts or omissions constituting a material failure to perform substantially and adequately the duties of a Non-Employee Director; (vi) any illegal act detrimental to the Company its subsidiaries or any affiliate thereof or (vii) the Grantee’s failure to competently perform his or her duties after receiving notice from the Company specifically identifying the manner in which the Grantee has failed to perform.

“Disabled” or “Disability” shall mean a disability which renders the Grantee incapable of performing all of his or her material duties for a period of at least 180 consecutive or non-consecutive days during a consecutive twelve-month period.

5. Change in Control.  The provisions of the Plan applicable to a Change in Control (as defined in the Plan) shall apply to the Option, and, in the event of a Change in Control, the Board may take such actions as it deems appropriate pursuant to the Plan.

6. Restrictions on Exercise.  Only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

7. Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, which is incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  To the extent any provision hereof is inconsistent with a provision of the Plan, the provision of the Plan will govern.  All capitalized terms that are used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.  The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) the registration, qualification or listing of the Shares, (b) changes in capitalization of the Company and (c) other requirements of applicable law.  The Board shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8. Company Policies.  The Option and any Shares issued pursuant to the Option are subject to any applicable clawback or recoupment, share trading or other policies implemented by the Board, as in effect from time to time.

9. No Stockholder Rights.  Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until Shares have been issued to the Grantee in non-certificated form upon the exercise of the Option.

10. Transferability of Option.  Except as the Board may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution.  In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void.

11. Assignment by Company.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries and affiliates.  This Agreement may be assigned by the Company without the Grantee’s consent.

12. Applicable Law.  The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws provisions thereof.

13. Notice.  Any notice to the Company provided for in this instrument shall be in writing and sent personally or mailed, and shall be addressed to the Company at the principal place of business of the Company, Attention: General Counsel.  Any notice to the Grantee shall be delivered to the Grantee personally or mailed to the Grantee at the address appearing in the records of the Company.

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Form of Option for Non-Employee Directors

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

Gramercy Property Trust Inc.

By:	__________________
Name:
Title:

I hereby (i) acknowledge receipt of the Plan incorporated herein, (ii) acknowledge that I have read this Agreement and understand the terms and conditions of it, (iii) accept the Option described in this Agreement, (iv) agree to be bound by the terms of the Plan and this Agreement, and (v) agree that all the decisions and determinations of the Board shall be final and binding on me and any other person having or claiming a right under this Award.

Grantee Signature:	__________________________
Grantee Name:

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